Exhibit 99.3

KAISER GROUP HOLDINGS, INC.

CORPORATE GOVERNANCE PRINCIPLES

FOR

THE BOARD OF DIRECTORS

Adopted

December 10, 2003

A.  INTRODUCTION

The Board of Directors of Kaiser Group Holdings, Inc. has adopted these governance principles to assist it in following corporate practices that serve the best interests of the Company and its stockholders.  The Board intends these Principles to serve as a flexible framework within which the Board may conduct its business, and not as a set of binding legal obligations.  The Principles should be interpreted in the context of all applicable laws, the Company’s charter documents and other governing legal documents. Although the Company is not subject to the rules of The Nasdaq Stock Market, Inc. (“NASDAQ”), because its securities are not traded on a NASDAQ market, the Board has determined to use the NASDAQ rules relevant to corporate governance as a guideline, recognizing that, given the Company’s history and limited operations, complete compliance with such rules is not presently practicable.  See Section G for definitions of certain terms used in these Principles.

B.  ROLES AND RESPONSIBILITIES

1.             Role of Senior Management.  Senior management, led by the Chief Executive Officer, is responsible for running the Company’s day-to-day operations and appropriately informing the Board of the status of such operations.

2.             Role of the Board of Directors.  The Board oversees management’s performance on behalf of the Company’s stockholders.  Its primary duties are to: (i) review and approve corporate strategies; (ii) monitor and evaluate management’s systems for internal control, financial reporting and public disclosure; (iii) establish corporate governance standards; (iv) set standards for director qualification; (v) oversee the Chief Executive Officer who, with senior management, runs the Company on a daily basis; and (vi) monitor management’s performance to ensure that the Company operates in an effective, efficient and ethical manner.

3.             Formal Evaluation of Performance and Compensation of CEO.  The Board of Directors is responsible for the annual evaluation of the performance of the Chief Executive Officer.  The Board has delegated decisions with respect to compensation of the Chief Executive Officer to the Outside Directors based on recommendations from the Compensation Committee of the Board.  All members of the Compensation Committee shall be Independent Directors.  The Compensation Committee will consult with the Chief Executive Officer with respect to the evaluation of all Officers.  The Compensation Committee shall conduct its business in accordance with applicable law, the Company’s charter documents and these Principles.

C.  BOARD COMPOSITION AND SELECTION OF DIRECTORS

1.             Size of the Board.  The number of directors that constitutes the Board shall be fixed from time to time in the manner prescribed by the Bylaws of the Company.  The Board shall periodically review its size to ensure that the current number of members most effectively supports the Company.

2.             Proportion of Independent Directors.  A majority of the members of the Board shall be, in the judgment of the Board, independent as determined in accordance with the NASDAQ rules.

3.             Selection of New Directors.  The Company’s stockholders annually elect the directors who will serve on the Company’s Board.  The Board is responsible for nominating individuals to present to the stockholders as candidates for Board membership and for selecting members to fill Board vacancies.  Given the small size of the Board, the Company’s limited operations, and the nature and number of its stockholders, the Board has determined not to establish a Nominating and Governance Committee. The Board considers the mix of director characteristics, experiences and diverse perspectives and skills that are most appropriate to meet the Company’s needs.  The Board will consider potential nominees submitted by stockholders in accordance with applicable law and the Company’s Bylaws as in effect from time to time.

4.             Outside Directors Who Change their Present Job Status.  An Outside Director shall inform the Chairman of the Board of any principal occupation change, including retirement.  The director shall offer his or her resignation, subject to acceptance by the full Board.  The Chairman of the Board shall advise the Board of such change in status, and the Board shall determine the continued appropriateness of Board membership under these circumstances.

5.             Retirement Policy.  The Board has adopted a retirement policy for directors under which a director must resign from the Board when he or she reaches age 72 or prior to the next annual meeting of stockholders.  The Board, in consultation with management and the retiring member, shall determine on which of the above dates the resignation shall become effective and may waive the policy under special circumstances.

D.  BOARD PROCEDURES

1.             Selection of Chairman and Chief Executive Officer.  The Board of Directors shall select and appoint the Chairman of the Board and the Chief Executive Officer.

2.             Lead Independent Director.  If the Chairman of the Board is not an Independent Director, then the Board shall designate a Lead Independent Director to coordinate among the other Independent Directors.

3.             Attendance at Board Meetings.  The Board has four regularly scheduled meetings each fiscal year, plus special meetings as required.  Each Board member shall make every effort to:  attend each Board meeting, preferably in person but in special circumstances via telephone conference call or other electronic means; devote the necessary time to service as a Board member; and review, in advance, meeting materials so as to be prepared for such meetings to the extent necessary to perform and carry out such director’s duties.

4.             Time Commitment and Board Service.  Each Board member is expected to ensure that his or her other existing and planned future commitments do not materially interfere with such member’s service on the Company’s Board.

5.             Executive Sessions.  The Independent Directors shall meet regularly, not less often than twice per year, in executive sessions without management and may, at their discretion, request that legal counsel attend such executive sessions.

6.             Conflicts of Interest.

•                                          Director Conflicts of Interest.  A director’s other relationships, including business, family or those with non-profits, could occasionally give rise to the perception that the director has a material, personal interest on a particular issue involving the Company.  The Board, after consulting with counsel if the Board deems necessary or appropriate, shall determine on a case-by-case basis whether a conflict of interest actually exists.  The Board shall take appropriate steps to identify such potential conflicts and to ensure that all directors voting on an issue are disinterested with respect to that issue.  For example, a Board member shall discuss his or her service on another board with the Chairman of the Board if there is a potential for a conflict of interest.  If the Chairman, in consultation with counsel as appropriate, identifies a potential conflict, then the Chairman shall raise the issue with the Audit Committee and the full Board if appropriate.

•                                          Officer Conflicts of Interest.  An Officer’s other relationships, including business, family, or those with non-profits, could occasionally give rise to the perception that the individual has a material, personal interest on a particular issue involving the Company.  The Board has delegated the task of evaluating certain conflicts of interest to the Audit Committee of the Board.  The Audit Committee, after consulting with counsel if the committee deems necessary or appropriate, shall determine on a case-by-case basis whether a conflict of interest actually exists.

7.             Availability of Outside Advisors.  The Board and its Committees may retain independent, outside advisors of its choosing at the Company’s expense, which may include legal, accounting, investment banking and any other independent advisors as deemed necessary or appropriate by the Board.  The Board need not obtain management’s consent to retain independent, outside advisors but should promptly advise management of such retention.

8.             Access to Information and Employees.  The Board shall have complete, unfettered access to any information about the Company that it deems necessary or appropriate to carry out its duties, which includes, among other things, access to the Company’s employees (senior management, in particular), documents and the Company’s facilities.

9.             Corporate Governance Principles and Self-Evaluation.  The Board shall review these Principles at least every two years and make such amendments as are necessary.  The Board shall conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

E.  BOARD COMMITTEES

1.             Number and Composition of Committees.  The Company’s Board currently has two committees:  Audit and Compensation.  From time to time the Board may form a new committee or disband a current committee depending upon the circumstances. The Company’s Audit Committee and Compensation Committee shall consist solely of Independent Directors.  Each of these Committees shall have not less than two members.

2.             Appointment and Term of Service of Committee Members.  The Board shall appoint Committee members and Committee chairpersons (if any), who shall serve until their resignation or until the Board appoints a successor.

3.             Committee Proceedings.  The agendas and meeting minutes of the committees shall be shared with the full Board (if requested).  The committee members shall periodically report to the Board on significant matters discussed by the committees.

F.  BOARD COMPENSATION

Outside Directors shall receive directors’ fees as determined by the Board from time to time.  Each member is reimbursed for reasonable out-of-pocket expenses incurred in performing his or her duties as a director, including expenses incurred to attend director education seminars.  In order to maintain independence for members of the Audit Committee, directors who are members of the Audit Committee shall receive only directors’ fees, which may be in the form of cash, stock options and/or stock of the Company or other in-kind consideration ordinarily available to directors, and all of the regular benefits that other directors receive.  Due to the Audit Committee’s time commitment and responsibilities to the Company, Audit Committee members may receive directors’ fees that are greater than those paid to other directors.  It is appropriate for management to report from time to time to the Compensation Committee on the status of Board compensation in relation to other similarly situated U.S. companies to ensure that the Company’s Board compensation is appropriate and competitive.

G.  DEFINITIONS

1.             Independent Director.  “Independence” of a director for membership on a Board Committee will be affirmatively determined according to these Principles and applicable rules of The Nasdaq Stock Market, Inc., with the goal of assuring that directors have no relationship to the Company that may interfere with the exercise of their independence from management, the Company and the independent auditors.

2.             Principles.  “Principles” means these corporate governance principles adopted by the Board as of the date first written above, and as may be amended from time to time to conform with applicable rules and regulations.

3.             Officer.  An “Officer” means an individual who is deemed an executive officer for purposes of Section 16 of the Securities Exchange Act of 1934.

4.             Outside Director.  An “Outside Director” means any director who is not currently an employee of the Company.